MEMBERS
                                                        R.Gordon Jones,CPA
                                                          Mark F. Jensen, CPA
                                                         Franklin L. Hunt CPA
                                                          Steve M. Hanni, CPA

                                  JONES,JENSEN
                                 & COMPANY, LLC
                             ----------------------
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------


We consent to the incorporation by reference in Registration Statement No. 333-30707 of Chequemate Technologies, Inc. on Forms S-8 of our report dated June 23, 1998, appearing in this Annual Report on Form 10-K of Chequemate Technologies, Inc. for the year ended March 31, 1998.

              /s/ Jones,Jensen&Company
              ------------------------

             Jones,Jensen&Company
             Salt Lake City, Utah
             July 13, 1998











50 South Main Street
       Suite 1450
Salt Lake City, Utah 84188
 Telephone (801)328-4408
Facsimile(801)328-4461